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                                                                      EXHIBIT 21
                 SUBSIDIARIES OF COLLINS & AIKMAN CORPORATION



COMPANY                                                             JURISDICTION
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Collins & Aikman Products Co.                                           Delaware
   Carcorp, Inc.                                                        Delaware
   Cepco, Incorporated                                                  Delaware
   Collins & Aikman Accessory Mats, Inc.                                Delaware
   Collins & Aikman Asset Services, Inc.                                Delaware
      CW Management Corporation/1/                                      Delaware
      Hopkins Services, Inc./2/                                        Minnesota
      SAF Services Corporation/3/                                       Delaware
   Collins & Aikman Automotive International, Inc.                      Delaware
   Collins & Aikman Carpet & Acoustics (MI), Inc.                       Delaware
   Collins & Aikman Carpet & Acoustics (TN), Inc.                      Tennessee
   Collins & Aikman Export Corporation                         U.S. Virgin Isles
   Collins & Aikman Holdings Canada Inc.                                  Canada
      Collins & Aikman Canada Inc.                                        Canada
         C & A Canada International Holdings Limited/4/                   Canada
            Collins & Aikman Luxembourg, S.A.                         Luxembourg
         Imperial Wallcoverings (Canada) Inc.                             Canada
   Collins & Aikman International Corporation                           Delaware
      Collins & Aikman Europe, Inc.                                     Delaware
         Collins & Aikman (Gibraltar) Limited                 Gibraltar/Delaware
            Collins & Aikman Europe S.A./5/                           Luxembourg
               C&A (Gibraltar)                                         Gibraltar
                  C&A (Gibraltar) No. 2                                Gibraltar
               Collins & Aikman Automotive Holding GmbH                  Germany
                  Collins & Aikman Automotive Systems GmbH               Germany

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   /1/  10% owned by Willis Corroon Corporation of North Carolina

   /2/  10% owned by by O'brien & Gere or North America, Inc.

   /3/  10% owned by Unicare, Inc.

   /4/  76% owned by Collins & Aikman Plastics, Ltd.

   /5/  29% owned by Collins & Aikman Luxembourg, S.A.
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                  Dura Convertible Systems GmbH                          Germany
               Collins & Aikman Automotive Systems N.V./6/               Belgium
               Collins & Aikman Automotive Systems S.L./7/                 Spain
               Collins & Aikman Europe B.V.                          Netherlands
                  Collins & Aikman Automotive Floormats Europe B.V.  Netherlands
               Collins & Aikman Holding AB                                Sweden
                  Collins & Aikman Automotive Systems AB                  Sweden
               Collins & Aikman Products GmbH/8/                         Austria
               Collins & Aikman Holdings Limited                  United Kingdom
                  Collins & Aikman Automotive Systems Limited     United Kingdom
                    Collins & Aikman Automotive Carpet Products
                     (UK) Limited                                 United Kingdom
                  Collins & Aikman Plastics (UK) Limited          United Kingdom
                    Abex Plastic Products Limited                 United Kingdom
                    Manchester Kigass International Limited       United Kingdom
                    Premier Springs & Pressings Limited           United Kingdom
      Collins & Aikman Holdings, S.A. de C.V./9/                          Mexico
         Amco de Mexico, S.A. de C.V./10/                                 Mexico

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     /6/  Ten shares owned by Collins & Aikman Automotive Systems AB

     /7/  One share owned by Collins & Aikman Holdings Limited

     /8/  4% owned by Collins & Aikman Products Co.

     /9/  One share owned by Habinus Trading Company
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         Collins & Aikman de Mexico, S.A. de C.V./11/                     Mexico
         Collins & Aikman Carpet & Acoustics, S.A. de C.V./12/            Mexico
         Dura Convertible Systems de Mexico, S.A. de C.V./13/             Mexico
         Industrias Enjema, S.A. de C.V./14/                              Mexico
         Servitop, S.A. de C.V./15/                                       Mexico


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    /10/  One share owned by Habinus Trading Company

    /11/  One share owned by The Akro Corporation

    /12/  25% owned by Pablo Sidaoui Dib and Alberto Sidaoui Dib

    /13/  One share owned by Dura Convertible Systems, Inc.

    /14/  One share owned by Collins & Aikman International Corporation

    /15/  One share owned by Amco de Mexico, S.A. de C.V.
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         Servitrim, S.A. de C.V./16/                                      Mexico
   Collins & Aikman Plastics, Inc.                                      Delaware
      Collins & Aikman Plastics, Ltd.                                     Canada
   Collins & Aikman Properties, Inc.                                    Delaware
   Dura Convertible Systems, Inc.                                       Delaware
      Amco Convertible Fabrics, Inc.                                    Delaware
   Gamble Development Company                                          Minnesota
   Grefab, Inc.                                                         New York
   Ole's, Inc.                                                        California
   JPS Automotive, Inc.                                                 Delaware
      Cramerton Automotive Products, Inc.                               Delaware
      JPS Automotive Products Corp.                                     Delaware
   Simmons Universal Corporation                                        Delaware
   Waterstone Insurance, Inc.                                            Vermont
   Wickes Asset Management, Inc.                                        Delaware
   Wickes Manufacturing Company                                         Delaware
   Wickes Realty, Inc.                                                  Delaware


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    /16/   One share owned by Dura Convertible Systems de Mexico, S.A. de C.V